UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐ Definitive Information Statement

KURRANT FOOD ENTERPRISES, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No:
3)	Filing Party:
4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

KURRANT FOOD ENTERPRISES, INC.
No. 1 Zhidali Road, Economic Development Zone
Tengzhou, Shandong, P.R.China

INFORMATION STATEMENT
(Preliminary)

March 14, 2011
NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of Kurrant Food Enterprises, Inc.:

The Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the stockholders of our common stock, par value $0.001 per share (the “Common Stock”), a Colorado corporation,  to notify such stockholders that we have received written consent of our majority stockholders holding the voting rights equivalent to 95% of the outstanding shares of Common Stock authorizing

(i)	to change the name of the Company to “ Zhidali Radio and Television Network, Inc.” (the “Name Change”).

On March 14, 2011, our Board of Directors approved the Name Change subject to the approval of our stockholders. The majority stockholder approved the Action by written consent in lieu of a special meeting on March 10, 2011 in accordance with the Colorado General Corporation Law.

Pursuant to Colorado General Corporation Law, and our Certificate of Incorporation and By-Laws, together with all amendments thereto, the Actions may be taken by the written consent of the majority stockholder in lieu of a special meeting. Accordingly, the Actions by our Board of Directors and written consent of our majority stockholder are sufficient under the Colorado Corporate Corporation Law, our Certificate of Incorporation and our By-Laws with all amendments thereto. Accordingly, your consent is not required, and is not being solicited in connection with the approval of the Actions. The name change will become effective when we file the Certificate of Amendment with the Secretary of State of the State of Colorado after this Information Statement is effective.

Pursuant to Rule 14c-2 under the Exchange Act, the Action will not be implemented until at least twenty (20) calendar days after the mailing of the Definitive Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

March 14, 2011	By Order of the Board of Directors of Kurrant Food Enterprises, Inc.

	By:	/s/ Zhiqiang Yang
Zhiqiang Yang Chief Executive Officer

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

By unanimous written consent of the Board of Directors of the Company on March 14, 2011 (the “Board Consent”), the Board of Directors adopted resolutions approving a Name Change, and proposing that such resolution be submitted for a vote of the stockholders of Kurrant Food Enterprises, Inc. (“the Company”).  The action taken by the Board of Directors with respect to the Name Change was subsequently adopted by the written consent of the Company’s stockholder entitled to vote a majority of the shares of Common Stock outstanding on March 14, 2011 (the “Stockholder Consent”).

The reasons for, and general effect of, the Name Change is described below in “AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY.”

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of Common Stock.

GENERAL INFORMATION

This Information Statement is first being mailed or otherwise furnished to our stockholders, on or about March 21, 2011, by the Board to notify the Name Change that the holder of a majority of our outstanding voting stock has approved by written consent in lieu of a special meeting.

No Appraisal Rights

Under the Colorado General Corporation Law, dissenting shareholders will not have rights to appraisal in connection with the Name Change discussed in this Information Statement.

Proxies

No proxies are being solicited.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our Information Statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Company. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

Shareholders Entitled to Vote

Each share of our common stock is entitled to one vote on all matters submitted to the holders of our common stock for their approval. The consent of the holders of a majority of the outstanding shares of our common stock was necessary to authorize the actions.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

ACTION I: NAME CHANGE
AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has determined that since other companies have a name similar to ours, it is in the best interests of the Company to change our corporate name from Kurrant Food Enterprises, Inc. to Zhidali Radio and Television Network, Inc.  to better and more accurately reflect the nature of our business operations in light of the Share Exchange that closed on February 11, 2011.

Purpose of the Name Change

On March 10, 2011, the Company’s Board of Directors and persons owning a majority of the Company’s voting securities approved a resolution authorizing the Company to amend the Articles of Incorporation to change the Company’s name to Zhidali Radio and Television Network, Inc.  The Board believes that the name change is necessary to better and more accurately reflect the nature of our business operations in light of the Share Exchange that closed on February 11, 2011.

Amended Certificate of Incorporation

Upon the effectiveness and on the date that is twenty (20) days following the mailing of this Information Statement, the Board of Directors shall have the Company’s Amendment to the Certificate of Incorporation filed with the State of Colorado in order to effect the Name Change.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by us are incorporated herein by reference:

1.	Current Report on Form 8-K, filed on February 11, 2011;

2.	Annual Report on Form 10-K for the fiscal year ended September 30, filed on December 29, 2010;

3.	Quarter Report on Form 10-Q for the quarter ended December 31, 2010, filed on February 10, 2011;

OUTSTANDING VOTING SECURITIES

As of the date of the written consent by the stockholders holding a majority of our voting securities on the Record Date, we had 49,850,660 shares of our common stock issued and outstanding, and there were no shares of preferred stock issued and outstanding. Each share of outstanding common stock is entitled to one vote on matters submitted for Stockholder approval.

On the Record Date, the holders of 47,358,127 shares executed and delivered to us a written consent approving the Name Change. Since the action has been approved by the majority stockholders, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on the Record Date by (i) each of whom is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name	Number of Shares Beneficially Owned	Percent of Shares *

Zhidali International Group Inc, (1)	47,358,127	95.00%

Zhiqiang Yang (2)	0	0%

All officers and directors as group (1 person named above)	0	0%

* Based upon 49,850,660 shares of Common Stock issued and outstanding after the closing of the Share Exchange on February 11, 2011.

(1)	Zhidali International Group Inc. is owned by Chan Yuet Ming

(2)
Zhiqiang Yang was appointed chairman of our board of directors and our chief executive officer at the closing of the Share Exchange. Pursuant to a Make Good Agreement, Mr. Zhiqiang Yang, our Chairman and Chief Executive Officer will have an option, subject to certain vesting periods, to acquire from Chan Yuet Ming, the current sole shareholder of Zhidali International Group Inc., up to 100% over a five year vesting period, of Zhidali International Group Inc. equity, which, upon exercise, would entitle Mr. Yang to own 100% of the equity of Zhidali International Group Inc.. Accordingly, upon exercise of such option, Mr. Yang will indirectly (through his ownership of Zhidali International Group Inc.) own and control 47,358,127  shares of our Common Stock.

DISSENTER’S RIGHTS OF APPRAISAL

The stockholders have no right under the Colorado General Corporation Law, Certificate of Incorporation consistent with above or By-Laws to dissent from any of the provisions adopted.

EFFECTIVE DATE OF NAME CHANGE

Pursuant to Rule 14c-2 under the Exchange Act, the Name Change shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on April 18, 2011, or as soon thereafter and is practicable.

By Order of the Board of Directors
/s/ Zhiqiang Yang
Zhiqiang Yang Chief Executive Officer & Director